STOCKHOLDERS AGREEMENT, dated as of November 24, 1999, among Diane
Recanati ("Diane"), Oudi Recanati ("Oudi"), Leon Recanati ("Leon"), Yudith Yovel Recanati ("Yudith"), and Ariel Recanati ("Ariel") (the "Stockholders").

          WHEREAS, the Stockholders are or will be the holders of certain shares of Common Stock, $1.00 par value (such shares of Common Stock, together with all shares of common stock or other equity securities issued in exchange or substitution for or as a dividend or distribution on such shares of Common Stock, including without limitation shares of common stock or other equity securities of any Successor Entity referred to in Paragraph 3 below, being herein referred to as the "Shares"), of Overseas Shipholding Group, Inc., a Delaware corporation (such corporation, together with any "Successor Entity," being herein referred to as the "Company");

          WHEREAS, the Stockholders desire to make provision for the voting, transfer and possible sale of the Shares and for the other matters set forth herein.

          NOW, THEREFORE, the Stockholders agree as follows:

          1. RESTRICTIONS ON TRANSFER OF SHARES; ETC.

               (a) The Stockholders hereby agree that, except for transfers to such permitted transferees as may be agreed to from time to time by the Stockholders and as provided under Paragraph 3 below, no Shares shall be directly or indirectly sold, assigned, transferred, pledged or otherwise encumbered or disposed of, including without limitation as a result of the



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sale, assignment, transfer, pledge or other encumbrance or disposition of any interest in any entity directly or indirectly owning the Shares (any of the foregoing, a "Prohibited Transfer").

               (b) The Stockholders agree and acknowledge that any attempted Prohibited Transfer in violation of the terms and conditions of this Agreement shall be void AB INITIO, and that the Stockholders shall not engage in a Prohibited Transfer or agree to engage in a Prohibited Transfer of any Shares held by the Stockholders in violation of this Agreement.

               (c) Except as specifically contemplated hereby, no Stockholder shall directly or indirectly (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to any Shares, or (ii) enter into any agreements or arrangements of any kind with any person or entity with respect to any Shares inconsistent with the provisions of this Agreement.

               (d) The Stockholders shall cause to be affixed to each certificate evidencing their Shares a legend in substantially the following form:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF NOVEMBER 24, 1999, A COPY OF WHICH IS ON FILE AT DISCOUNT BANK & TRUST CO., AT ITS PRINCIPAL OFFICE IN GENEVA, SWITZERLAND. THE HOLDER OF THESE SECURITIES AGREES AND ACKNOWLEDGES THAT NO REGISTRATION OF THE TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.



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          2. FAMILY MANAGEMENT COMMITTEE; VOTING OF SHARES; ETC.

               (a) Other than in the case of any vote relating to a Sale as contemplated in Paragraph 3(c) below (in which case all Shares shall be voted in accordance with Paragraph 3 below), (i) each Stockholder hereby irrevocably agrees to vote all Shares held by such Stockholder on all matters in accordance with the recommendations (including nominees for directors of the Company), if any, of the Company's management unless otherwise determined by the affirmative vote or written consent of at least 80% of all the Members then serving on the Family Management Committee referred to below (the "80% Vote of the FMC") and
(ii) in the absence any recommendation on any matter of the Company's management as aforesaid, each Stockholder hereby irrevocably agrees to vote all Shares held by such Stockholder on such matter in accordance with any determination of the 80% Vote of the FMC.

               (b) The Stockholders hereby appoint Eliahu Cohen ("Cohen") and Morton P. Hyman ("Hyman") as the Class A Members of the Family Management Committee. A Class A Member may not be removed from the Family Management Committee except by the affirmative vote or written consent of at least 80% of the Stockholders, which vote or written consent also shall be required to fill any vacancy among the Class A Members.

               (c) Each Stockholder shall at all times have the right to appoint one Regular Member of the Family Management Committee (a Stockholder may appoint himself or herself as such a Regular Member), to remove the Regular Member appointed by such Stockholder or any predecessor thereof, and to fill any vacancy occurring with respect to the Regular Member appointed by such Stockholder or any predecessor thereof.

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               (d) The Stockholders hereby agree that the Family Management
Committee shall have and may exercise the powers and authority set forth in this Agreement. Other than with respect to the manner of their appointment and removal as set forth in Paragraph 2(b) and (c) above, the power and authority of the Class A Members and the Regular Members of the Family Management Committee shall be identical, and the Class A Members and the Regular Members shall vote as a single class.

          3. POSSIBLE SALE OF THE SHARES; ETC.

               (a) The Stockholders hereby appoint Leon, Oudi, Michael Recanati ("Michael"), Cohen and Hyman to have and exercise the powers and authority concerning the possible Sale of Shares and related matters set forth in this Agreement. All actions and decisions of such five persons shall be by the affirmative vote or written consent of a majority of all of such persons who have not ceased to serve in such capacity due to death or incapacity (the "Majority"). In the event of death or incapacity of any of Leon, Oudi, Michael, Cohen or Hyman, the survivors of them shall exercise the power and authority granted hereunder.

               (b) In the event the Majority shall determine it to be in the best interests of the Stockholders, the Stockholders shall take such action as shall be necessary and appropriate to engage in a Sale (as such term is defined below) of all or part of the Shares of the Stockholders, as shall be determined by the Majority. For purposes of this Agreement, a "Sale" of Shares shall include any sale of the Shares or any other transaction (such as a merger, consolidation, sale of assets or recapitalization involving the Company, any other disposition of

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Shares by the  Stockholders  for value,  or any similar  transaction)  which the
Majority determines to be a Sale for purposes of this Paragraph 3.

               (c) In the event the Majority determines that a Sale is in the best interest of the Stockholders, the Stockholders shall take such action as shall be necessary and appropriate to appoint one or more members of the Majority, as the sole and exclusive agents of the Stockholders, to negotiate and consummate such Sale on the terms and conditions and for such price as the Majority in the sole judgment thereof shall determine to be in the best interests of the Stockholders. Subject to the provisions of Paragraph 3(e) below, the decisions of the Majority acting under this Paragraph 3 shall be final and binding upon the Stockholders, and the authority hereunder of the Majority shall include the power to execute and deliver all documents and instruments necessary and appropriate to effect the aforesaid transaction and all matters related thereto. The Stockholders shall execute and deliver such certificates and documents, and take such actions as may be necessary and appropriate to facilitate and effect such a Sale, including, in any case where the Sale is a merger or other transaction involving the Company, voting their Shares in favor of the transaction and otherwise cooperating in effectuating such transaction. Unless the Stockholders shall otherwise unanimously agree, with respect to any Sale under this Paragraph 3, in the event of a determination by the Majority to dispose of pursuant to the Sale only a part of the Shares held by the Stockholders, the number of Shares so disposed of by each Stockholders shall be determined on a pro rata basis (in proportion to the number of Shares held by the respective Stockholders immediately prior to such
Sale).

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               (d) In the case of any Sale in which the Stockholders receive as consideration or partial consideration for their Shares common stock or other equity securities in the Company, the purchaser, any successor to the Company or any other entity, the Majority may determine that such common stock or other equity securities shall be deemed Shares for all purposes of this Agreement and that any such purchaser or other entity (a "Successor Entity") shall be deemed the Company for all purposes of this Agreement.

               (e) Notwithstanding anything to the contrary in this Agreement, any determination under this Agreement by the Majority shall be subject to any contrary determination by 80% of the Stockholders.

          4. CUSTODIAL AGREEMENT AND DEPOSIT OF SHARES IN CUSTODY.

               (a) Simultaneously with the execution of this Agreement, the Stockholders have executed and delivered the Custody Agreement of even date herewith among the Stockholders and Discount Bank & Trust Co., a Swiss corporation (the "Custodian") and have assigned and delivered, or caused to be assigned and delivered, to the Custodian all Shares owned by the Stockholders. The Stockholders will also assign and transfer, or cause to be assigned and transferred, to the Custodian all Shares acquired by the Stockholders during the term of this Agreement. The Stockholders shall deposit with the Custodian the certificates representing such Shares, duly endorsed in blank or accompanied by stock powers executed in blank, free and clear of all liens, claims, encumbrances or other rights of third parties, other than encumbrances or rights created by agreements among the Stockholders.

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               (b) Any cash dividends or cash distributions with respect to the
Shares held by the Custodian will be paid or distributed to the respective Stockholders owning such Shares or as may otherwise be directed by such respective Stockholders.

               (c) The Stockholders hereby irrevocably authorize and direct the Custodian to vote all Shares held in custody in accordance with the recommendations of the Company's management (with written notice to the Custodian by the then President of the Company being conclusive evidence for such purpose of any such recommendation) unless otherwise determined by an 80% Vote of the FMC (with written notice to the Custodian by the members of the Family Management Committee constituting the 80% Vote of the FMC being conclusive evidence for such purpose of any such recommendation), all as contemplated by Paragraph 2 above; provided, however, that, notwithstanding the foregoing, such Shares shall be voted in connection with any Sale in accordance with the determination of the Majority (with written notice to the Custodian by all of the members of the Majority being conclusive evidence for such purpose of any such determination) unless otherwise determined by 80% of the Stockholders (with written notice to the Custodian by 80% of the Stockholders being conclusive evidence for such purpose of any such determination), all as contemplated by Paragraph 3 above. In the case of any vote not relating to a Sale and in which there has been no recommendation of the Company's management as contemplated above, all Shares held in custody shall be voted in accordance with any determination of the 80% Vote of the FMC (with written notice to the Custodian by the members of the Family Management Committee constituting the 80% Vote of the FMC being conclusive evidence for such purpose of such determination). The Stockholders hereby irrevocably authorize and direct the Custodian to take such actions as the Majority may

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direct in writing to insure  compliance with the provisions of Paragraph 3 above unless otherwise determined by 80% of the Stockholders (with written notice to the Custodian by all of the members of the Majority or by 80% of the Stockholders, as the case may be, being conclusive evidence for such purpose of any such direction or determination). The Stockholders hereby irrevocably authorize and direct the Custodian to take such actions as may be appropriate to insure compliance with the provisions of Paragraph 1 above.

          5. MISCELLANEOUS

               (a) TERMINATION. This Agreement shall terminate only on the Sale of all of the Shares under Paragraph 3 above (unless the Majority shall determine under Paragraph 3(d) above that the common stock or other equity securities received by the Stockholders as consideration or partial consideration in such Sale shall continue to be deemed Shares for purposes of this Agreement, in which case this Agreement shall remain in effect), provided that, notwithstanding the foregoing, the provisions of Paragraph 1 above shall terminate on the twentieth anniversary of the date of this Agreement.

               (b) FURTHER ASSURANCES. Each Stockholder shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Stockholder hereto or the Majority or the 80% Vote of the FMC from time to time reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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               (c) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof.

               (d) DISPUTE RESOLUTION. All disputes arising out of or in connection with this Agreement shall be finally resolved by arbitration in the City of New York by a single neutral arbitrator who shall be the then President of the Association of the Bar of the City of New York or (in the event of the unavailability of such President) by a single neutral arbitrator meeting the criteria set forth in the next sentence hereof who shall be selected by such President. Any arbitrator selected by such President as aforesaid shall be a member of such Association, shall be admitted to the Bar of the State of New York for a period of at least 25 years and shall have served for at least 10 years (but need not then be serving) as a partner in a law firm consisting of at least 50 partners. Such disputes shall be determined by such arbitrator in such manner and according to such rules and procedures as such arbitrator shall direct. Each Stockholder hereby consents to and submits his person to the jurisdiction of the Supreme Court of the State of New York for the enforcement of this Paragraph, and for the enforcement of any award resulting from an arbitration conducted pursuant to this Paragraph. Each Stockholder and the arbitrator shall use their best efforts to keep confidential the existence of any dispute and arbitration proceedings and all information relating thereto and, in the event of judicial proceedings for the enforcement of this Paragraph or any award pursuant hereto, shall cooperate to seal the record of any such arbitration or judicial proceeding. Notwithstanding anything to the contrary contained herein, prior to requesting arbitration, the parties to any such dispute shall

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consult in good faith with Cohen and Hyman  (assuming  they are still living) in an attempt to resolve such dispute without recourse to arbitration.

               (e) BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties hereto. Other than the rights hereunder of (i) the Members of the Family Management Committee, and (ii) Leon, Oudi, Michael, Cohen and Hyman as set forth in Paragraph 3, nothing in this Agreement either express or implied is intended to confer on any person or entity other than the Stockholders any rights, remedies or obligations under or by reason of this Agreement.

               (f) INVALIDITY OF PROVISION. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

               (g) NOTICE. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including telecopy, but only if a telecopy number is specified for such party in this Paragraph 5(g) below, or similar writing) and shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Paragraph 5(g) and the appropriate telecopy confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Paragraph 5(g) (or at such other address for a Stockholder as shall be specified by like notice):

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                     If to Diane:     Diane Recanati
                                      944 Fifth Avenue
                                      New York, NY 10021

                     If to Oudi:      Oudi Recanati
                                      45, Ha'iranim Street
                                      Klar Shmaryahu 46910
                                      Israel
                                      Fax No.:  011 972 3 695 20 69

                     If to Leon:      Leon Recanati
                                      Yoav 27 Zahala
                                      Tel Aviv 69081
                                      Israel
                                      Fax No.:  011 972 3 695 20 69

                     If to Yudith:    Yudith Yovel Recanati
                                      64 Kaplan Street
                                      Herzliah Pituah, 46743
                                      Israel

                     If to Ariel:     Ariel Recanati
                                      511 Fifth Avenue
                                      New York, NY 10017
                                      Fax. No.: 212-578-1777

                     With copies to:  Eliahu Cohen
                                      23, Yehoshaphat Hamelech Street
                                      Herzlia Pituah, 46701
                                      Israel
                                      Fax No.: 011 972 99 582 432

                                      Morton P. Hyman
                                      998 Fifth Avenue
                                      Apt. 3W
                                      New York, NY 10028
                                      Fax No.: 212-734-2113

               (h) INDEMNIFICATION. The Stockholders hereby jointly and severally agree to indemnify and hold harmless the Members of the Family Management Committee against and in respect of any liability, loss, damage or expense incurred by the Members of the

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Family  Management  Committee in connection with service on such Committee.  The
Stockholders hereby jointly and severally agree to indemnify and hold harmless Leon, Oudi, Michael, Cohen and Hyman against and in respect of any liability, loss, damage or expense incurred by any of them in connection with any action taken by any of them pursuant to Paragraph 3.

               (i) HEADINGS. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

               (j) EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

               (k) APPLICATION OF THIS AGREEMENT TO DIANE. Notwithstanding anything in this Agreement to the contrary, (i) the restrictions on Transfer of Shares under Paragraph 1 shall not apply to Diane; (ii) the provisions of Paragraph 3(a), (b), (c) and (e) shall apply to Diane only at her option; and
(iii) the provisions relating to the deposit in custody, voting and restrictions on Transfer of Shares under Paragraph 4 shall not apply to Diane.



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               IN WITNESS WHEREOF, this Agreement has been executed by each of the Stockholders on the date first above written.

                                                    /S/ Diane Recanati
                                                    ----------------------------
                                                    Diane Recanati


                                                    /S/ Oudi Recanati
                                                    ----------------------------
                                                    Oudi Recanati


                                                    /S/ Leon Recanati
                                                    ----------------------------
                                                    Leon Recanati


                                                    /S/ Yudith Yovel Recanati
                                                    ----------------------------
                                                    Yudith Yovel Recanati


                                                    /S/ Ariel Recanati
                                                    ----------------------------
                                                    Ariel Recanati




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